Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bancshares, Inc. Reports
Third Quarter 2018 Financial Results

MOUNT PLEASANT, Texas, October 23, 2018 /GlobeNewswire/ -- Guaranty Bancshares, Inc. (NASDAQ: GNTY) ("Guaranty", "company", "we", "us", "our"), the holding company for Guaranty Bank & Trust, N.A., today reported financial results for the fiscal quarter ended September 30, 2018. The company's net income available to common shareholders was $5.1 million, or $0.43 per basic share, for the quarter ended September 30, 2018, compared to $4.6 million, or $0.41 per basic share, for the quarter ended June 30, 2018 and $4.1 million, or $0.37 per basic share, for the quarter ended September 30, 2017. The earnings per basic share during the third quarter of 2018, compared to the same period in 2017, were impacted by the issuance of 899,816 shares of common stock in connection with the completion of the Westbound Bank ("Westbound") acquisition on June 1, 2018. Excluding the Westbound acquisition related expenses during the quarter of $365,000, basic earnings per share during the third quarter of 2018 would be $0.46 per basic share. Return on average assets and average equity for the third quarter were 0.91% and 8.39%, respectively, compared to 0.90% and 8.58%, respectively for the second quarter of 2018 and 0.87% and 7.99%, respectively, for the same period during 2017.

The company's growth in net earnings in the third quarter of 2018, as compared to the third quarter of 2017, was primarily attributable to growth in net interest income, before the provision for loan losses, of $3.1 million and a decrease in the income tax provision of $539,000. These items were partially offset by a decrease in noninterest income of $153,000, an increase in noninterest expense of $2.9 million, which includes nonrecurring Westbound acquisition related expenses during the quarter of $365,000, as well as $8.2 million in employee and compensation benefits for the quarter ended September 30, 2018, an increase of $1.4 million, or 21.2%, from the quarter ended September 30, 2017. The increase in employee compensation and benefits resulted from an increase of 57 full-time equivalent employees, from 397 as of September 30, 2017 to 454 as of September 30, 2018, of which 28 new employees were related to the Westbound acquisition, nine were from our two de novo locations in Austin and Fort Worth, Texas that were opened in the fourth quarter of 2017, and other employees were added to support operational growth and our SBA department.

Net interest income for the third quarter of 2018 and 2017 was $18.2 million and $15.1 million, respectively, an increase of $3.1 million, or 20.7%. Net interest margin for the third quarter of 2018 and 2017 was 3.50% and 3.38% respectively. Net interest income and net interest margin, on a taxable equivalent basis, were $18.3 million and 3.58%, respectively, for the third quarter of 2018.

The provision for loan losses was $500,000 in the third quarter of 2018, compared to $650,000 in the second quarter of 2018 and $800,000 in the third quarter of 2017. The provision for loan losses is primarily reflective of organic growth during the respective periods. Nonperforming assets as a percentage of total loans have improved and were 0.69% at September 30, 2018, compared to 0.76% at June 30, 2018, and 0.78% at September 30, 2017.

Noninterest income decreased $367,000, or 9.4%, in the third quarter of 2018 to $3.5 million, compared to $3.9 million for the quarter ended June 30, 2018. Noninterest income decreased $153,000, or 4.1%, in the third quarter of 2018, compared to $3.7 million for the quarter ended September 30, 2017. Merchant and debit card income increased 20.4% to $937,000, compared to $778,000 in the same quarter last year due to continued growth in net new accounts and debit card usage. Gain on sale of mortgage loans increased $48,000, or 8.1%, from $589,000 in the third quarter of 2017 to $637,000 in the current quarter. The increase in gain on sale of mortgage loans results from increases in the volume and amount of the loans sold. These increases were partially offset by decreases in service charge income of $65,000, or 6.6%, and decreases in other noninterest income of $389,000, or 53.7%, from the same quarter in 2017. The decrease in other noninterest income during the third quarter of 2018 resulted from a decline in the fair value of our SBA servicing asset of $164,000, due primarily to the payoff of several large loans, and a $335,000 write down in the value of repossessed assets held by one of our subsidiaries. Other categories of noninterest income increased with the continued growth of the bank.

Noninterest expense increased 6.8% in the third quarter of 2018 to $15.0 million, compared to $14.1 million for the quarter ended June 30, 2018. Noninterest expense increased 23.5% in the third quarter of 2018, compared to $12.2 million for the third quarter of 2017. The increase in noninterest expense in the third quarter of 2018 was primarily driven by a $1.4 million increase in employee compensation and benefit expenses when compared to the same quarter a year ago, a $256,000 increase in legal and professional fees, primarily associated with the Westbound acquisition and a $279,000 increase in occupancy expenses. Increases in salary and occupancy expenses were significantly impacted as a result of the Westbound acquisition and by our two de novo locations in Austin and Fort Worth, Texas. The company's efficiency ratio in the third quarter of 2018 was 69.00%, compared to 64.70% in the same quarter last year.

Consolidated assets for the company totaled $2.24 billion at September 30, 2018 and June 30, 2018, and $1.92 billion at September 30, 2017. Gross loans increased 3.66%, or $58.4 million, to $1.65 billion at September 30, 2018, compared to loans of $1.59 billion at June 30, 2018. Gross loans increased 26.3%, or $344.5 million, from $1.31 billion at September 30, 2017. Excluding the $154.7 million of loans acquired from Westbound, loan growth from September 30, 2017 to September 30, 2018 was $189.8 million or 14.5%. Deposits decreased by 0.60%, or $11.1 million, to $1.84 billion at September 30, 2018 compared to $1.85 billion at June 30, 2018. Total deposits increased 13.6%, or $220.0 million, from $1.62 billion at September 30, 2017. Excluding the $181.4 million of deposits acquired from Westbound, deposit growth from September 30, 2017 to September 30, 2018 was $38.6 million, or 2.33%. Shareholders' equity totaled $242.0 million as of September 30, 2018, compared to $239.7 million at June 30, 2018 and $207.3 million at September 30, 2017. The increases from the second quarter and from September 30, 2017 were primarily the result of operating earnings and the issuance of common stock related to the Westbound acquisition on June 1, 2018.

The company's Chairman and Chief Executive Officer, Ty Abston, said, "We continue to execute on our strategy of franchise expansion, growth, and integrating our newer markets in Houston, Austin and Fort Worth. Our 2018 results are already showing great progress over last year, and we are setting up to finish the year off strong. This year represents the final phase of our current 5-year strategic plan. We are currently designing our new 5-year strategy and are excited about our future prospects in continuing to create shareholder value."

Guaranty Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(In thousands, except share and per share data)
	As of
	2018			2017
	September 30	June 30	March 31	December 31	September 30
ASSETS
Cash and due from banks	$38,483	$37,944	$33,021	$40,482	$33,736
Federal funds sold	10,700	56,850	43,875	26,175	34,250
Interest-bearing deposits	4,868	4,186	9,715	24,771	27,075
Total cash and cash equivalents	54,051	98,980	86,611	91,428	95,061
Securities available for sale	232,378	243,490	235,075	232,372	238,133
Securities held to maturity	164,839	167,239	170,408	174,684	179,081
Loans held for sale	826	1,731	1,477	1,896	3,400
Loans, net	1,638,149	1,580,441	1,388,913	1,347,779	1,294,847
Accrued interest receivable	7,760	8,667	6,719	8,174	6,440
Premises and equipment, net	52,660	53,396	45,095	43,818	43,958
Other real estate owned	1,783	1,926	2,076	2,244	1,929
Cash surrender value of life insurance	25,747	25,590	19,468	19,117	18,376
Deferred tax asset	3,237	2,902	3,354	2,543	4,267
Core deposit intangible, net	4,919	5,133	2,578	2,724	2,870
Goodwill	32,160	32,019	18,742	18,742	18,742
Other assets	24,071	23,126	17,369	17,103	16,949
Total assets	$2,242,580	$2,244,640	$1,997,885	$1,962,624	$1,924,053

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$479,405	$464,236	$421,255	$410,009	$405,678
Interest-bearing deposits	1,357,934	1,384,189	1,270,327	1,266,311	1,211,624
Total deposits	1,837,339	1,848,425	1,691,582	1,676,320	1,617,302
Securities sold under agreements to repurchase	11,107	12,588	12,395	12,879	12,920
Accrued interest and other liabilities	10,187	9,515	7,575	7,117	7,601
Federal Home Loan Bank advances	129,140	120,644	65,149	45,153	65,157
Subordinated debentures	12,810	13,810	13,810	13,810	13,810
Total liabilities	2,000,583	2,004,982	1,790,511	1,755,279	1,716,790

Total shareholders' equity	241,997	239,658	207,374	207,345	207,263
Total liabilities and shareholders' equity	$2,242,580	$2,244,640	$1,997,885	$1,962,624	$1,924,053

	Quarter Ended
	2018			2017
	September 30	June 30	March 31	December 31	September 30
INCOME STATEMENTS
Interest income	$23,675	$21,026	$19,038	$18,689	$18,165
Interest expense	5,446	4,567	3,666	3,201	3,063
Net interest income	18,229	16,459	15,372	15,488	15,102
Provision for loan losses	500	650	600	600	800
Net interest income after provision for loan losses	17,729	15,809	14,772	14,888	14,302
Noninterest income	3,549	3,916	3,665	3,779	3,702
Noninterest expense	15,027	14,069	13,134	12,265	12,166
Income before income taxes	6,251	5,656	5,303	6,402	5,838
Income tax provision	1,160	1,022	944	3,594	1,699
Net earnings	$5,091	$4,634	$4,359	$2,808	$4,139

PER COMMON SHARE DATA
Earnings per common share, basic	$0.43	$0.41	$0.39	$0.25	$0.37
Earnings per common share, diluted	0.42	0.41	0.39	0.25	0.37
Cash dividends per common share	0.15	0.14	0.14	0.14	0.13
Book value per common share - end of quarter	20.23	20.04	18.75	18.75	18.74
Tangible book value per common share - end of quarter(1)	17.13	16.81	16.82	16.81	16.79
Common shares outstanding - end of quarter	11,964,472	11,960,772	11,058,956	11,058,956	11,058,956
Weighted-average common shares outstanding, basic	11,962,654	11,327,363	11,058,956	11,058,956	11,058,956
Weighted-average common shares outstanding, diluted	12,033,433	11,440,103	11,177,579	11,162,329	11,164,429

PERFORMANCE RATIOS
Return on average assets (annualized)	0.91%	0.90%	0.89%	0.58%	0.87%
Return on average equity (annualized)	8.39	8.58	8.35	5.36	7.99
Net interest margin (annualized)	3.50	3.44	3.41	3.39	3.38
Efficiency ratio(2)	69.00	68.88	68.99	64.13	64.70
(1) See Reconciliation of non-GAAP Financial Measures table
(2) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	As of
	2018			2017
	September 30	June 30	March 31	December 31	September 30
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$248,758	$234,396	$206,308	$197,508	$192,368
Real estate:
Construction and development	229,307	211,745	193,909	196,774	201,542
Commercial real estate	599,153	570,448	450,076	418,137	393,710
Farmland	65,209	68,272	63,971	59,023	54,351
1-4 family residential	392,456	392,940	377,278	374,371	364,530
Multi-family residential	38,523	39,023	37,992	36,574	23,259
Consumer	53,947	52,949	48,982	51,267	51,379
Agricultural	24,184	23,362	22,545	25,596	24,449
Overdrafts	326	339	273	294	698
Total loans(1)(2)	$1,651,863	$1,593,474	$1,401,334	$1,359,544	$1,306,286

	Quarter Ended
	2018			2017
	September 30	June 30	March 31	December 31	September 30
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$13,890	$13,375	$12,859	$12,528	$12,525
Loans charged-off	(94)	(201)	(116)	(979)	(929)
Recoveries	145	66	32	710	132
Provision for loan losses	500	650	600	600	800
Balance at end of period	$14,441	$13,890	$13,375	$12,859	$12,528

Allowance for loan losses / period-end loans	0.87%	0.87%	0.95%	0.95%	0.96%
Allowance for loan losses / nonperforming loans	166.8	162.3	282.4	321.2	217.7
Net charge-offs / average loans (annualized)	(0.01)	0.04	0.02	0.08	0.25

NON-PERFORMING ASSETS
Non-accrual loans (3)	$8,657	$8,557	$4,737	$4,004	$5,755
Other real estate owned	1,783	1,926	2,076	2,244	1,929
Repossessed assets owned	986	1,624	2,107	2,466	2,479
Total non-performing assets	$11,426	$12,107	$8,920	$8,714	$10,163

Non-performing assets as a percentage of:
Total loans(1)(3)	0.69%	0.76%	0.64%	0.64%	0.78%
Total assets	0.51	0.54	0.45	0.44	0.53

Restructured loans-nonaccrual	$—	$—	$—	$—	$—
Restructured loans-accruing	737	737	746	657	316

	Quarter Ended
	2018			2017
	September 30	June 30	March 31	December 31	September 30
NONINTEREST INCOME
Service charges	$921	$852	$888	$945	$986
Net realized gain on securities transactions	1	(51)	—	142	—
Net realized gain on sale of loans	637	678	556	491	589
Fiduciary income	402	379	398	408	362
Bank-owned life insurance income	157	135	126	114	116
Merchant and debit card fees	937	871	829	818	778
Loan processing fee income	158	155	145	143	146
Other noninterest income	336	897	723	718	725
Total noninterest income	$3,549	$3,916	$3,665	$3,779	$3,702

NONINTEREST EXPENSE
Employee compensation and benefits	$8,156	$7,789	$7,778	$6,922	$6,729
Occupancy expenses	2,217	2,006	1,853	1,848	1,938
Legal and professional fees	948	1,033	568	589	692
Software and technology	636	657	556	556	533
Amortization	349	275	257	252	258
Director and committee fees	255	268	279	304	253
Advertising and promotions	335	380	279	314	303
ATM and debit card expense	289	259	309	133	253
Telecommunication expense	170	154	152	114	128
FDIC insurance assessment fees	164	159	156	144	162
Other noninterest expense	1,508	1,089	947	1,089	917
Total noninterest expense	$15,027	$14,069	$13,134	$12,265	$12,166
(1) Excludes outstanding balances of loans held for sale of $826,000, $1.7 million, $1.5 million, $1.9 million, and $3.4 million as of September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.
(2) Excludes deferred loan fees of $727,000, $857,000, $1.0 million, $1.1 million, and $1.1 million as of September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.
(3) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	For the Three Months Ended September 30,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,618,199	$20,879	5.12%	$1,300,307	$15,486	4.72%
Securities available for sale	239,993	1,465	2.42	245,409	1,376	2.22
Securities held to maturity	166,080	1,026	2.45	180,737	1,088	2.39
Nonmarketable equity securities	10,351	115	4.41	6,541	59	3.58
Interest-bearing deposits in other banks	32,545	190	2.32	40,997	156	1.51
Total interest-earning assets	2,067,168	23,675	4.54	1,773,991	18,165	4.06
Allowance for loan losses	(14,096)			(12,492)
Noninterest-earnings assets	182,587			145,958
Total assets	$2,235,659			$1,907,457
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,375,138	$4,670	1.35%	$1,224,991	$2,730	0.88%
Advances from FHLB and fed funds purchased	117,758	593	2.00	50,420	157	1.24
Subordinated debentures	12,821	173	5.35	13,821	164	4.71
Securities sold under agreements to repurchase	12,571	10	0.32	14,262	12	0.33
Total interest-bearing liabilities	1,518,288	5,446	1.42	1,303,494	3,063	0.93
Noninterest-bearing liabilities:
Noninterest-bearing deposits	465,838			390,043
Accrued interest and other liabilities	8,705			6,798
Total noninterest-bearing liabilities	474,543			396,841
Shareholders’ equity	242,828			207,122
Total liabilities and shareholders’ equity	$2,235,659			$1,907,457
Net interest rate spread(2)			3.12%			3.13%
Net interest income		$18,229			$15,102
Net interest margin(3)			3.50%			3.38%
(1) Includes average outstanding balances of loans held for sale of $1.9 million and $2.1 million for the three months ended September 30, 2018 and 2017, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

	For the Nine Months Ended September 30,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,483,961	$55,377	4.99%	$1,269,387	$45,115	4.75%
Securities available for sale	237,619	4,400	2.48	216,908	3,678	2.27
Securities held to maturity	169,211	3,125	2.47	184,269	3,340	2.42
Nonmarketable equity securities	8,826	300	4.54	7,012	379	7.23
Interest-bearing deposits in other banks	35,437	537	2.03	72,948	581	1.06
Total interest-earning assets	1,935,054	63,739	4.40	1,750,524	53,093	4.06
Allowance for loan losses	(13,589)			(12,040)
Noninterest-earnings assets	161,855			144,937
Total assets	$2,083,320			$1,883,421
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,306,244	$11,948	1.22%	$1,243,536	$7,761	0.83%
Advances from FHLB and fed funds purchased	88,200	1,181	1.79	41,661	294	0.94
Other debt	—	—	—	8,973	300	4.48
Subordinated debentures	13,477	516	5.12	16,607	559	4.50
Securities sold under agreements to repurchase	12,749	34	0.36	12,937	37	0.38
Total interest-bearing liabilities	1,420,670	13,679	1.29	1,323,714	8,951	0.90
Noninterest-bearing liabilities:
Noninterest-bearing deposits	432,871			375,655
Accrued interest and other liabilities	7,120			6,650
Total noninterest-bearing liabilities	439,991			382,305
Shareholders’ equity	222,659			177,402
Total liabilities and shareholders’ equity	$2,083,320			$1,883,421
Net interest rate spread(2)			3.12%			3.15%
Net interest income		$50,060			$44,142
Net interest margin(3)			3.46%			3.37%
(1) Includes average outstanding balances of loans held for sale of $1.8 million and $1.7 million for the nine months ended September 30, 2018 and 2017, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In thousands, except share and per share data)
	As of
	2018			2017
	September 30	June 30	March 31	December 31	September 30
Total shareholders’ equity	$241,997	$239,658	$207,374	$207,345	$207,263
Adjustments:
Goodwill	(32,160)	(32,019)	(18,742)	(18,742)	(18,742)
Core deposit and other intangibles	(4,919)	(5,133)	(2,578)	(2,724)	(2,870)
Total tangible common equity	$204,918	$202,506	$186,054	$185,879	$185,651
Common shares outstanding - end of quarter(1)	11,964,472	11,960,772	11,058,956	11,058,956	11,058,956
Book value per common share	$20.23	$20.04	$18.75	$18.75	$18.74
Tangible book value per common share	17.13	16.93	16.82	16.81	16.79
(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. ("Guaranty") is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services. Guaranty Bank & Trust has 32 banking locations across 24 Texas communities located within the East Texas, Dallas/Fort Worth, Greater Houston and Central Texas regions of the state. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"), and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Cappy Payne Senior Executive Vice President and Chief Financial Officer (888) 572-9881 investors@gnty.com

Source: Guaranty Bancshares, Inc.